                                                                     EXHIBIT 3.4

                      CORPORATE ACCESS NUMBER: 2010644074

                                    ALBERTA

                           BUSINESS CORPORATIONS ACT


                                  CERTIFICATE

                                       OF

                                   AMENDMENT



                                  JED OIL INC.
         AMENDED ITS ARTICLES TO CREATE SHARES IN SERIES ON 2006/05/25.



                                                (REGISTRAR OF CORPORATIONS SEAL)

                          BUSINESS CORPORATIONS ACT                      Form 4
                              (Section 29 or 177)


ALBERTA
Consumer and Corporate Affairs                            ARTICLES OF AMENDMENT
_______________________________________________________________________________
1.  NAME OF CORPORATION:                             2. CORPORATE ACCESS NUMBER

    JED OIL INC.                                            2010644074
_______________________________________________________________________________
3.  THE ARTICLES OF THE ABOVE-NAMED CORPORATION ARE AMENDED AS FOLLOWS:


1. Pursuant to Section 29 of the Business Corporations Act (Alberta), Item 2 of the Articles of the Corporation is hereby amended by the designation of a Series B of Preferred Shares, with the rights, privileges, restrictions and conditions as set out in Schedule "A" attached hereto.

























_______________________________________________________________________________

May 24, 2006                                                    General Counsel

DATE                    SIGNATURE /s/ Marcia L. Johnston              Title
_______________________________________________________________________________









                                    Transmitted to Alberta Corporate Registry
                                                on May 25/06 by
                               Gowling, Lafleur, Henderson LLP, Service Provider

                                           /s/ Angela D
                               ________________________________________________

                                 SCHEDULE "A"

PROVISIONS ATTACHING TO THE SECOND SERIES OF PREFERRED SHARES

     The second series of Preferred Shares, designated as Series B Preferred Shares, shall be comprised of 2,200,000 convertible shares with a stated value of $16.00 (US) (the "Redemption Amount") each and have attached thereto, the following rights, privileges, restrictions and conditions:

(1)  Voting

     Except as may be provided for in the Business Corporations Act (Alberta), holders of Series B Preferred Shares shall not be entitled to receive notice of and to attend and vote at meetings of the shareholders of the Corporation.

(2)  Holder's Right of Conversion to Common Shares

     (a)  Holder's Right of Conversion

     Each holder of Series B Preferred Shares shall have the right at any time prior to the Maturity Date to elect to convert his Series B Preferred Shares, in whole or part, into Common Shares of the Corporation at the rate of one (1) Common Share of the Corporation for each one Series B Preferred Share being converted (the "Conversion Rate")

     (b)  Procedure for Conversion

          i. A holder of Series B Preferred Shares desiring to exercise his conversion right shall deliver to the Corporation an Election Form in the form attached as Exhibit 1 hereto, signed by the person registered on the books of the Corporation as the holder of the Series B Preferred Shares in respect of which such right is being exercised or by his duly authorized attorney and include therewith the certificate or certificates for the Series B Preferred Shares to be converted.

          ii. If any Common Shares into which such Series B Preferred Shares are converted are to be issued to a person or persons other than the registered holder of the Series B Preferred Shares being converted, the signature of such holder on such notice shall be guaranteed in a manner satisfactory to the Corporation by an authorized officer of a chartered bank, a trust company or a member of an acceptable Medallion Guarantee program.

          iii. If any certificates representing Series B Preferred Shares are surrendered for conversion during a period when the registers of transfers of the Common Shares are properly closed, the registered holders thereof (or such other person or persons as aforesaid) shall be deemed to become holders of Common Shares of record immediately upon the reopening of such registers of transfers.

        iv. Upon the receipt by the Corporation of a duly signed Election Form, the holder of Series B Preferred Shares which are the subject of the Election Form shall cease to be a holder of Series B Preferred Shares and shall be deemed to be the holder of that number of Common Shares to which such holder is entitled, and such Series B Preferred Shares shall be deemed to be cancelled and such electing holder thereof shall have no further rights thereto other than the right to receive the number of Common Shares to which such holder is entitled.

(3)  Redemption

     (a)  Maturity Date and Redemption Amount

     Subject to applicable law, any issued and outstanding Series B Preferred Shares on February 1, 2008 (the "Maturity Date") shall be redeemed by the Corporation at the rate of $16.00 (US) per Series B Preferred Share (the "Redemption Amount") plus any accrued and unpaid dividends, and upon receipt by a holder of Series B Preferred Shares of payment in full of the Redemption Amount plus all accrued and unpaid dividends with respect of the number of Series B Preferred Shares held by such holder, such holder shall cease to be a holder of Series B Preferred Shares, and such Series B Preferred Shares shall be deemed to be cancelled and such holder thereof shall have no further rights thereto.

     (b)  Procedure on Restrictions on Redemption

     If the Corporation is restricted from paying the full Redemption Amount plus any accrued and unpaid dividends on all of the outstanding Series B Preferred Shares on the Maturity Date due to its failure to meet the liquidity test for redemptions in the Business Corporations Act (Alberta) or any other restriction under applicable law, any outstanding Series B Preferred Shares after the Maturity Date shall continue to accrue dividends and shall be redeemed on a pro rata basis among the holders of such outstanding shares when and to the extent that the Corporation is able to redeem without restriction.


(4)  Entitlement to Dividends

     (a)  Entitlement

     Holders of Series B Preferred Shares shall be entitled to receive dividends calculated at the rate of ten percent (10%) per annum of the Redemption Amount per share for the number of Series B Preferred Shares so held, accruing from the date of issuance through the date each such Series B Preferred Share is converted to a Common Share or redeemed by the Corporation.


     (b)  Quarterly Payments

     Dividends shall be paid quarterly, to the holder of record of the Series B Preferred Shares on the last day of each calendar quarter, commencing September 30,

     2006. Payments shall be issued on the fifteenth day of the month following the end of each such calendar quarter.

     (c) Holder's Option to receive Dividends in Common Shares


     Each holder of Series B Preferred Shares may elect, on a quarterly basis, to receive the dividends accruing on the Series B Preferred Shares so held on the last day of such quarter in whole Common Shares of the Corporation, valued at the trailing fifteen day weighted average closing price immediately preceding the last day of such quarter of the Corporation's Common Shares as traded on the American Stock Exchange, or such other stock exchange or trading market on which the greatest number of Common Shares are traded (the "Principal Market"), provided that such issuances of Common Shares are subject to the receipt of any required approval of the Principal Market.

     (d) Procedure for Election

     Any holder of Series B Preferred Shares choosing to elect payment of dividends accrued in any calendar quarter shall deliver a Dividend Election Form in the form attached as Exhibit II to the Corporation within seven (7) days following the last day of such quarter. No fractional Common Shares shall be issued. Any fractions resulting from the allocation of accrued dividends to Common Shares shall be paid to such holder in cash.

(5)  Right of First Refusal

     (a) Right of First Refusal

     The Corporation hereby grants to each holder of Series B Preferred Shares a right of first refusal to purchase any new issuances of securities that the Corporation may, from time to time, propose to issue and sell for cash (but not in consideration for acquisitions, whether corporate or assets); provided, however, that at the time of any such offer or sale the holder shall qualify as an "accredited investor" as that term is defined in both Rule 501(a) of the Securities Act of 1933 and National Instrument 45-106. Such right of first refusal shall allow all of the then holders of Series B Preferred Shares to purchase an aggregate proportion of such new issue (the "New Issue Allocation to Holders of Series B Preferred Shares") equal to the ratio of the number of Common Shares into which the then number of issued and outstanding Series B Preferred Shares can be converted to the total number of Common Shares on a fully diluted basis, and shall allow each holder of Series B Preferred Shares to purchase an amount of such new securities comprising the New Issue Allocation to Holders of Series B Preferred Shares equal to the ratio of the number of Series B Preferred Shares held by such holder to the aggregate number of then issued and outstanding Series B Preferred Shares, determined immediately prior to such issue and sale. In the event a holder of Series B Preferred Shares does not purchase any or all of its pro rata portion of the New Issue Allocation to Holders of Series B Preferred Shares, each of the remaining holder of Series B Preferred Shares shall have the right to purchase its pro rata portion, determined at such time, of such unpurchased new securities until all of the new securities comprising the New Issue Allocation to Holders of Series B Preferred Shares are purchased, or until no other holder of Series B Preferred Shares desires to purchase any additional new securities, in which case the Corporation may sell such unpurchased new securities to any prospective purchasers on the terms described in the New Issue Notice (as defined below), including the period of time for which such new securities will be offered for sale. The right of first refusal granted hereunder shall terminate if unexercised within fifteen (15) business days after receipt of the New Issue Notice. Notwithstanding anything contained herein to the contrary, no New Issue Notice shall contain any material non-public information.

     (b)  New Issue Notice

     In the event that the Corporation proposes to undertake an issuance of new securities, it shall give the holders of Series B Preferred Shares written notice of its intention (the "New Issue Notice"), describing the class and number of securities it intends to issue as new securities and the number thereof comprising the New Issue Allocation to Holders of Series B Preferred Shares, the cash purchase price therefor and the terms upon which the Corporation proposes to issue the same, including the period of time that such issuance shall be sold at such price and under such terms. Each holder of Series B Preferred Shares shall have fifteen (15) business days from the date of its deemed receipt of the New Issue Notice to elect to purchase all or any portion of such holder's pro rata portion of such new securities (calculated as described in section 5(a)) for the purchase price and upon the terms specified in the New Issue Notice by given written notice to the Corporation, stating therein the quantity of new securities to be purchased.

(6)  Adjustments

     If and whenever the outstanding Common Shares of the Corporation shall be subdivided, redivided or changed into a greater or consolidated into a lesser number of shares or reclassified into different shares, the Conversion Rate then in effect shall be appropriately adjusted and any holder of Series B Preferred Shares which are not subject to conversion prior to the effective date of such subdivision, redivision, change, consolidation or reclassification shall be entitled to receive and shall accept, upon the subsequent conversion at any time on such effective date or thereafter, in lieu of the number of Common Shares to which he was theretofore entitled upon conversion, the aggregate number of shares of the Corporation that such holder of Series B Preferred Shares would have been entitled to receive as a result of such subdivision, redivision, change, consolidation or reclassification if, on the effective date thereof, he had been the registered holder of the number of Common Shares to which he was theretofore entitled upon conversion.

     If and whenever there is a capital reorganization of the Corporation not within the provisions of the foregoing paragraph above or a consolidation or merger or amalgamation of the Corporation with or into any other corporation including by way of a sale whereby all or substantially all of the Corporation's undertaking and assets would become the property of any other corporation, any holder of Series B Preferred Shares which are not subject to conversion prior to the effective date of such reorganization, consolidation, merger, amalgamation or sale, shall be entitled to receive and shall accept, upon the exercise of such right at any time on such effective date or thereafter, in lieu of the number of Common Shares of the Corporation to which he was theretofore entitled upon conversion, the aggregate number of shares or other securities or property of the Corporation or of the corporation resulting from the consolidation, merger or amalgamation or to which such sale may be made, as the case may be, that such holder would have been entitled to receive as a result of such capital reorganization, consolidation, merger, amalgamation or sale if, on the effective date thereof, he had been the registered holder of the number of Common Shares of the Corporation to which he was theretofore entitled upon conversion; provided that no such reorganization, consolidation, merger, amalgamation or sale shall be carried into effect unless, in the opinion of the Board of Directors, all necessary steps shall have been taken to ensure that the holders of Series B Preferred Shares shall thereafter be entitled to receive such number of shares or other securities or property of the corporation resulting from the consolidation, merger or amalgamation or to which such sale may be made, as the case may be, subject to adjustment thereafter in accordance with provisions similar, as nearly as may be, to those contained herein.

     The Corporation shall not issue any fractional Common Shares on conversion of any Series B Preferred Shares. For certainty, a fractional number of Common Shares issuable on conversion of any Series B Preferred Shares shall be rounded up to the next nearest whole number of Common Shares.

(7)  Notices

     Any notices, including New Issue Notices, given hereunder shall be in writing and delivered by hand or courier, or transmitted by fax with confirmation of receipt or email, to the Corporation at the following.

     JED Oil Inc.
     Suite 2200, 500 - 4th Avenue S.W.
     Calgary, AB T2P 2V6
            Attention: General Counsel
            fax: 403-444-0100
            email: mjohnston@jedoil.com

     and to the holders of Series B Preferred Shares at the address, fax number and/or email contained in the register of Series B Preferred Shares maintained by the Corporation. Any notice so delivered shall be deemed to have been received on the date of such delivery or transmission if received by 4:00 p.m., local time of the recipient, on any day other than a Saturday, Sunday or statutory holiday in the locale of the recipient (a "business day") and otherwise shall be deemed to have been received on the next succeeding business day. The Corporation and any holder may change its notice contact information by notice hereunder.

(8)  Liquidation

     In the event of liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, after the payment in full of all accrued and unpaid debts of the Corporation, the holders of Series B Preferred Shares shall be entitled to receive the Redemption Amount plus any accrued and unpaid dividends per each Series B Preferred Share so held, in priority over the rights of the holders of Common Shares or any other series of preferred shares.

NAME/STRUCTURE CHANGE ALBERTA CORPORATION - REGISTRATION STATEMENT

ALBERTA AMENDMENT DATE: 2006/05/25


SERVICE REQUEST NUMBER:                 8712323
CORPORATE ACCESS NUMBER:                2010644074
LEGAL ENTITY NAME:                      JED OIL INC.
FRENCH EQUIVALENT NAME:
LEGAL ENTITY STATUS:                    Active


ALBERTA CORPORATION TYPE:               Named Alberta Corporation
NEW LEGAL ENTITY NAME:                  JED OIL INC.
NEW FRENCH EQUIVALENT NAME:
NUANS NUMBER:                           77992142
NUANS DATE:                             2003/09/03
FRENCH NUANS NUMBER:
FRENCH NUANS DATE:


SHARE STRUCTURE:                        SEE SCHEDULE "A" ATTACHED HERETO.
SHARE TRANSFERS RESTRICTIONS:           NONE
NUMBER OF DIRECTORS:
MIN NUMBER OF DIRECTORS:                1
MAX NUMBER OF DIRECTORS:                15
BUSINESS RESTRICTED TO:                 NO RESTRICTIONS.
BUSINESS RESTRICTED FROM:               NO RESTRICTIONS.
OTHER PROVISIONS:                       SEE SCHEDULE "B" ATTACHED HERETO.
BCA SECTION/SUBSECTION:                 29


PROFESSIONAL ENDORSEMENT PROVIDED:

FUTURE DATING REQUIRED:

--------------------------------------------------------------------------------

ANNUAL RETURN

FILE YEAR             DATE FILED
---------             ----------
2005                   2005/09/19
2004                   2004/10/25

--------------------------------------------------------------------------------

ATTACHMENT

ATTACHMENT TYPE                  MICROFILM BAR CODE          DATE RECORDED
---------------                  ------------------          -------------
Share Structure                   ELECTRONIC                  2003/09/03
Other Rules or Provisions         ELECTRONIC                  2003/09/03
Shares in Series                  ELECTRONIC                  2003/10/20
Consolidation, Split, Exchange    ELECTRONIC                  2005/10/11
Shares in Series                  ELECTRONIC                  2006/05/25



REGISTRATION AUTHORIZED BY: MARCIA L. JOHNSTON
                            AGENT OF CORPORATION